Exhibit 99.1

Apollo Global Management, LLC Reports Financial Results for the Fourth Quarter and Year Ended December 31, 2012

•	Apollo declares a distribution of $1.05 per Class A share for the fourth quarter of 2012, bringing full year distributions to $1.94 per Class A share

•

Total economic net income (“ENI”) of $697 million and $1,634 million for the fourth quarter and year ended December 31, 2012, respectively, compared to $357 million of ENI and a $301 million total economic net loss for the quarter and year ended December 31, 2011, respectively

•

ENI After Taxes per Share of $1.69 and $3.82 for the fourth quarter and year ended December 31, 2012, respectively, compared to $0.80 and ($0.86) per share for the comparable periods in 2011, respectively

•

Total realized gains from carried interest income of $562 million and $997 million for the fourth quarter and year ended December 31, 2012, respectively, compared to $278 million and $645 million for the quarter and year ended December 31, 2011, respectively

•	Total assets under management (“AUM”) of $113 billion as of December 31, 2012, compared to AUM of $75 billion as of December 31, 2011

•

U.S. GAAP net income attributable to Apollo Global Management, LLC of $172 million and $311 million for the fourth quarter and year ended December 31, 2012, respectively, compared to $11 million and $(469) million for the comparable periods in 2011, respectively

New York, February 8, 2013 – Apollo Global Management, LLC (NYSE: APO) and its consolidated subsidiaries (collectively, “Apollo”) today reported results for the fourth quarter and year ended December 31, 2012.

Apollo reported ENI of $696.9 million for the fourth quarter ended December 31, 2012, compared to $356.6 million for the same period of 2011. The 95% increase in ENI was driven by favorable performance in both Apollo’s Management and Incentive Businesses, which reported ENI of $64.3 million and $632.6 million for the fourth quarter ended December 31, 2012, respectively, compared to $28.0 million and $328.6 million, respectively, for the same period in 2011.

Apollo reported ENI of $1,634.4 million for the year ended December 31, 2012, compared to an economic net loss of $300.5 million for the same period of 2011. The year over year change in ENI was driven by favorable performance in both Apollo’s Management and Incentive Businesses, which reported ENI of $222.9 million and $1,411.5 million for the year ended December 31, 2012, respectively, compared to $76.4 million and an economic net loss of $376.9 million, respectively, for the same period in 2011.

Apollo’s total AUM was $113.4 billion as of December 31, 2012, an increase of $38.2 billion, or 51%, compared to $75.2 billion as of December 31, 2011. The increase in total AUM was primarily driven by both organic and strategic growth in the credit segment, which had $64.4 billion of AUM as of December 31, 2012, an increase of $32.5 billion, or 102%, compared to $31.9 billion as of December 31, 2011. Fee-generating AUM was $81.9 billion as of December 31, 2012, an increase of $23.8 billion, or 41%, compared to $58.1 billion as of December 31, 2011. The increase in fee-generating AUM was also primarily driven from both organic and strategic growth in Apollo’s credit segment.

U.S. GAAP results for the fourth quarter ended December 31, 2012 included net income attributable to Apollo of $171.5 million, or $1.12 per Class A share, compared to $10.9 million, or $0.05 per Class A share, for the fourth quarter ended December 31, 2011. For the year ended December 31, 2012, net income attributable to Apollo was $311.0 million, or $2.06 per Class A share, compared to a net loss of $468.8 million, or $(4.18) per Class A share, for the year ended December 31, 2011.

“Our results for the fourth quarter of 2012 completed an outstanding year for Apollo and we believe further demonstrate the significant earnings and cash generating power inherent in our integrated global investment platform,” said Leon Black, Chairman and Chief Executive Officer. “During 2012 we returned $11 billion to our fund investors across all of Apollo’s business segments, and we generated $1.94 in cash distributions for our shareholders. As we look to 2013 and beyond, we believe Apollo is well-positioned to continue to pursue a range of alternative investment strategies and deliver strong returns to our investors.”

Combined Segments

Total revenue for Apollo’s Management Business was $223.2 million for the fourth quarter ended December 31, 2012, an increase of $63.8 million, or 40%, from the same period in 2011. This includes management fee revenues of $176.4 million for the fourth quarter ended December 31, 2012, an increase of $48.6 million, or 38%, from the same period in 2011, which was primarily driven by growth in fee-generating AUM within Apollo’s credit segment.

Total revenue for Apollo’s Management Business was $810.8 million for the year ended December 31, 2012, an increase of $193.8 million, or 31%, from the same period in 2011. This includes management fee revenues of $623.0 million for the year ended December 31, 2012, which increased $132.8 million, or 27%, from the same period in 2011, and advisory and transaction fee revenue of $150.0 million for the year ended December 31, 2012, which increased $67.7 million, or 82%, from the same period in 2011.

Apollo’s Incentive Business reported $962.3 million of total carried interest income for the fourth quarter ended December 31, 2012, an increase of $473.1 million, or 97%, from the same period in 2011. As previously mentioned, there was $561.6 million of realized gains from carried interest income for the fourth quarter of 2012, an increase of $283.4 million, or 102%, compared to the same period in 2011. The increase in realized gains from carried interest income was largely attributable to dispositions of investments held in LyondellBasell and Charter Communications, Inc. by funds managed by Apollo during the fourth quarter of 2012.

Apollo’s Incentive Business reported $2,163.6 million of total carried interest income for the year ended December 31, 2012, compared to ($442.0) million for the same period in 2011. There were $997.2 million of realized gains from carried interest income for the year ended December 31, 2012, an increase of $352.6 million, or 55%, compared to the same period in 2011.

Total expenses for Apollo’s Management Business were $164.1 million for the fourth quarter ended December 31, 2012, an increase of $33.2 million, or 25%, from the same period in 2011. Total expenses for Apollo’s Management Business were $600.2 million for the year ended December 31, 2012, an increase of $56.9 million, or 10%, compared to the same period in 2011. The increase in total expenses for the quarter and year ended December 31, 2012 was partially driven by $8.2 million and $18.4 million of higher placement fees, respectively, primarily due to the larger amount of capital that was raised in 2012 compared to 2011.

Private Equity Segment

ENI from Apollo’s private equity segment was $609.0 million for the fourth quarter of 2012, compared to $232.4 million for the fourth quarter of 2011. The significant quarter over quarter increase was largely driven by total carried interest income of $873.1 million for the fourth quarter of 2012, compared to $328.7 million for the fourth quarter of 2011.

Apollo’s private equity funds, as measured by internal rate of return (“IRR”), continued to perform well during the fourth quarter of 2012. From its inception in 2008 through December 31, 2012, Fund VII generated an annual gross and net IRR of 35% and 26%, respectively. Fund VI, which began investing in 2006, generated an annual gross and net IRR of 11% and 9%, respectively, since its inception through December 31, 2012. The combined fair value of Apollo’s private equity funds, excluding AP Alternative Assets, L.P. (“AAA”) was 57% above cost as of December 31, 2012 and appreciated by 9% during the fourth quarter of 2012. Uncalled private equity commitments were $7.5 billion as of December 31, 2012, which includes over $1 billion from Apollo’s natural resources fund.

The favorable performance of the underlying investments in Fund VII and Fund VI had a meaningful impact on Apollo’s carried interest income for the fourth quarter of 2012. There was $200.9 million and $592.8 million of total carried interest income related to Fund VII and Fund VI, respectively, for the fourth quarter ended December 31, 2012, compared to $356.4 million and $2.6 million, respectively, for the same period in 2011. The significant increase in total carried interest income for Fund VI was largely impacted by the 80-20 “catch-up” of unrealized carried interest income. The 80-20 catch-up went into effect after Fund VI fully reversed the related $170.2 million general partner obligation to return previously distributed carried interest income that existed as of September 30, 2012. The reversal of this general partner obligation primarily resulted from the unrealized appreciation of Fund VI’s public portfolio company holdings during the fourth quarter ended December 31, 2012, including both Realogy and LyondellBasell.

Credit Segment

ENI from Apollo’s credit segment was $90.0 million for the fourth quarter ended December 31, 2012, compared to $139.6 million for the fourth quarter of 2011. The quarter over quarter decline in ENI was largely driven by total carried interest income of $84.8 million during the fourth quarter of 2012, compared to $160.5 million during the fourth quarter of 2011. In addition, the income from equity method investments and net gains from investment activities was collectively $18.7 million for the fourth quarter ended December 31, 2012, compared to $24.8 million for the same period in 2011.

Management fees from Apollo’s credit segment were $92.0 million for the fourth quarter ended December 31, 2012, which increased by $42.0 million compared to the same period in 2011. Total Management Business expenses within the credit segment were $86.6 million for the fourth quarter of 2012, which increased by $41.1 million compared to the same period in 2011. The increases in both management fees and expenses were largely driven by the acquisitions of Stone Tower Capital LLC and Gulf Stream Asset Management LLC which closed on April 2, 2012 and October 24, 2011, respectively. During the fourth quarter of 2012, $1.2 billion of additional capital was raised across Apollo’s credit platform, including over $900 million dedicated to Apollo’s European loan strategies.

Real Estate Segment

Apollo’s real estate segment had an economic net loss of $2.1 million for the fourth quarter of 2012, compared to a $15.4 million loss for the fourth quarter of 2011. Total revenues for the real estate segment during the fourth quarter of 2012 were $16.6 million, an increase of $5.6 million or 51% compared to $11.0 million for the same period in 2011. The increase in revenues during the fourth quarter of 2012 was largely due to a $4.4 million increase in total carried interest income. As of December 31, 2012, Apollo’s real estate AUM was $8.8 billion, compared to $8.0 billion at December 31, 2011.

Capital and Liquidity

As of December 31, 2012, Apollo had $946 million of cash and cash equivalents and $738 million of debt. These amounts exclude cash and debt associated with Apollo’s consolidated funds and consolidated variable interest entities (“VIEs”). As of December 31, 2012, Apollo had a $1,878.3 million carried interest receivable and corresponding profit sharing payable of $857.7 million as well as total investments in its private equity, credit and real estate funds of $444 million, excluding investments held by consolidated VIEs and consolidated funds.

Distribution

Apollo Global Management, LLC has declared a fourth quarter 2012 cash distribution of $1.05 per Class A share, which comprises a regular distribution of $0.07 per Class A share and a quarterly distribution of $0.98 per Class A share primarily attributable to fund realizations and interest and dividend income earned by our funds. This distribution will be paid on February 28, 2013 to holders of record at the close of business on February 20, 2013.

Apollo intends to distribute to its shareholders on a quarterly basis substantially all of its net after-tax cash flow in excess of amounts determined by its manager to be necessary or appropriate to provide for the conduct of its business. However, Apollo cannot assure its shareholders that they will receive any distributions.

2012 Schedule K-1 Distribution

The 2012 schedules K-1 will be available on or about March 15, 2013 and can be accessed via www.partnerdatalink.com/Apollo. You can visit this site now to register your email address to be notified when the 2012 schedules K-1 are available to be downloaded. Please note that the income, gain, loss, deduction, or credit reported to you on schedule K-1 is independent of the annual cash generated and the annual cash distributions made by Apollo. As a partnership for U.S. federal income tax purposes, investors in Apollo are required to report their share of the income, gain, loss, deduction, or credit that is allocated to them from Apollo. The U.S. federal taxable income of Apollo is determined by using the applicable U.S. federal income tax rules, and these amounts may vary from year to year depending on the nature of the income of Apollo and the activity of its subsidiaries.

Conference Call

Apollo will host a conference call on Friday, February 8, 2013 at 10:00 a.m. EST. During the call, Marc Spilker, President, Martin Kelly, Chief Financial Officer and Gary Stein, Head of Corporate Communications will review Apollo’s financial results for the fourth quarter and full year of 2012. The conference call may be accessed by dialing (888) 868-4188 (U.S. domestic) or +1 (615) 800-6914 (international), and providing conference call ID 87404740 when prompted by the operator. The number should be dialed at least ten minutes prior to the start of the call. A simultaneous webcast of the conference call will be available to the public on a listen-only basis and can be accessed through the Investor Relations section of Apollo’s website at www.agm.com.

Following the call a replay of the event may be accessed either telephonically or via audio webcast. A telephonic replay of the live broadcast will be available approximately two hours after the live broadcast by dialing (800) 585-8367 (U.S. callers) or +1 (404) 537-3406 (non-U.S. callers), pass code 87404740. To access the audio webcast, please visit Events in the Investor Relations section of Apollo’s website at www.agm.com.

About Apollo

Apollo is a leading global alternative investment manager with offices in New York, Los Angeles, Houston, London, Frankfurt, Luxembourg, Singapore, Mumbai and Hong Kong. Apollo had assets under management of approximately $113 billion as of December 31, 2012, in private equity, credit and real estate funds invested across a core group of nine industries where Apollo has considerable knowledge and resources. For more information about Apollo, please visit www.agm.com.

Contact Information

For inquiries regarding Apollo, please contact:

Gary M. Stein

Head of Corporate Communications

Apollo Global Management, LLC

212-822-0467

gstein@apollolp.com

Patrick M. Parmentier, CPA

Investor Relations Manager

Apollo Global Management, LLC

212-822-0472

pparmentier@apollolp.com

For media inquiries regarding Apollo, please contact:

Charles Zehren

Rubenstein Associates, Inc. for Apollo Global Management, LLC

(212) 843-8590

czehren@rubenstein.com

Forward-Looking Statements

This press release may contain forward looking statements that are within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, discussions related to Apollo’s expectations regarding the performance of its business, its liquidity and capital resources and the other non-historical statements in the discussion and analysis. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this release, the words “believe,” “anticipate,” “estimate,” “expect,” “intend” and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. These statements are subject to certain risks, uncertainties and assumptions, including risks relating to our dependence on certain key personnel, our ability to raise new private equity, credit or real estate funds, market conditions, generally, our ability to manage our growth, fund performance, changes in our regulatory environment and tax status, the variability of our revenues, net income and cash flow, our use of leverage to finance our businesses and investments by our funds and litigation risks, among others. We believe these factors include but are not limited to those described under the section entitled “Risk Factors” in the Company’s Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 9, 2012, and such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in other filings. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law. This release does not constitute an offer of any Apollo fund.

APOLLO GLOBAL MANAGEMENT, LLC

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

FOR THE THREE MONTHS ENDED DECEMBER 31, 2012 AND 2011

(dollars in thousands, except share data)

	Three Months Ended December 31,
	2012	2011
Revenues:
Advisory and transaction fees from affiliates	$37,382	$22,144
Management fees from affiliates	162,488	125,556
Carried interest income from affiliates	959,351	498,294

Total Revenues	1,159,221	645,994

Expenses:
Compensation and benefits:
Equity-based compensation	163,267	290,580
Salary, bonus and benefits	69,908	46,307
Profit sharing expense	365,086	211,984
Incentive fee compensation	367	694

Total Compensation and Benefits	598,628	549,565

Interest expense	8,033	9,851
Professional fees	24,833	21,959
General, administrative and other	21,151	19,883
Placement fees	8,927	806
Occupancy	9,858	10,274
Depreciation and amortization	16,215	6,625

Total Expenses	687,645	618,963

Other Income:
Net gains from investment activities	138,287	20,580
Net (losses) gains from investment activities of consolidated variable interest entities	(41,791)	24,242
Income from equity method investments	26,982	43,165
Interest and dividend income	2,600	3,191
Other income (loss), net	5,010	(973)

Total Other Income	131,088	90,205

Income before income tax provision	602,664	117,236
Income tax provision	(18,283)	(19,406)

Net Income	584,381	97,830
Net (income) attributable to Non-Controlling Interests	(412,872)	(86,897)

Net Income Attributable to Apollo Global Management, LLC	$171,509	$10,933

Distributions Declared per Class A Share	$0.40	$0.20

Net Income Per Class A Share:
Net Income Available to Class A Share – Basic and Diluted	$1.12	$0.05

Weighted Average Number of Class A Shares – Basic	130,027,037	123,551,847

Weighted Average Number of Class A Shares – Diluted	132,678,221	123,551,847

APOLLO GLOBAL MANAGEMENT, LLC

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

FOR THE YEARS ENDED DECEMBER 31, 2012, 2011 AND 2010

(dollars in thousands, except share data)

	2012	2011	2010
Revenues:
Advisory and transaction fees from affiliates	$149,544	$81,953	$79,782
Management fees from affiliates	580,603	487,559	431,096
Carried interest (loss) income from affiliates	2,129,818	(397,880)	1,599,020

Total Revenues	2,859,965	171,632	2,109,898

Expenses:
Compensation and benefits:
Equity-based compensation	598,654	1,149,753	1,118,412
Salary, bonus and benefits	274,574	251,095	249,571
Profit sharing expense	871,394	(63,453)	555,225
Incentive fee compensation	739	3,383	20,142

Total Compensation and benefits	1,745,361	1,340,778	1,943,350

Interest expense	37,116	40,850	35,436
Professional fees	64,682	59,277	61,919
General, administrative and other	87,961	75,558	65,107
Placement fees	22,271	3,911	4,258
Occupancy	37,218	35,816	23,067
Depreciation and amortization	53,236	26,260	24,249

Total Expenses	2,047,845	1,582,450	2,157,386

Other Income:
Net gains (losses) from investment activities	288,244	(129,827)	367,871
Net (losses) gains from investment activities of consolidated variable interest entities	(71,704)	24,201	48,206
Income from equity method investments	110,173	13,923	69,812
Interest and dividend income	9,693	4,731	1,528
Other income, net	1,964,679	205,520	195,032

Total Other Income	2,301,085	118,548	682,449

Income (loss) before income tax provision	3,113,205	(1,292,270)	634,961
Income tax provision	(65,410)	(11,929)	(91,737)

Net Income (Loss)	3,047,795	(1,304,199)	543,224
Net (income) loss attributable to Non-Controlling Interests	(2,736,838)	835,373	(448,607)

Net Income (Loss) Attributable to Apollo Global Management, LLC	$310,957	$(468,826)	$94,617

Distributions Declared per Class A Share	$1.35	$0.83	$0.21

Net Income (Loss) Per Class A Share:
Net Income (Loss) Per Class A Share – Basic and Diluted	$2.06	$(4.18)	$0.83

Weighted Average Number of Class A Shares – Basic	127,693,489	116,364,110	96,964,769

Weighted Average Number of Class A Shares – Diluted	129,540,377	116,364,110	96,964,769

APOLLO GLOBAL MANAGEMENT, LLC

SEGMENT RESULTS (UNAUDITED)

(dollars in millions, except per share data)

Summary of Combined Segment Results for Management Business and Incentive Business:

	Three Months Ended								For the Year Ended
	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012	December 31, 2011	December 31, 2012
Management Business:

Advisory and transaction fees from affiliates	$19.4	$23.6	$17.2	$22.1	$27.3	$70.0	$15.2	$37.5	$82.3	$150.0
Management fees from affiliates	118.2	121.2	123.0	127.8	130.0	156.4	160.2	176.4	490.2	623.0
Carried interest income from affiliates:

Realized gains	12.5	11.2	11.3	9.5	9.6	9.2	9.7	9.3	44.5	37.8

Total management business revenues	150.1	156.0	151.5	159.4	166.9	235.6	185.1	223.2	617.0	810.8

Equity-based compensation(1)	13.2	17.0	18.0	20.0	18.9	14.1	16.7	19.2	68.2	68.9
Salary, bonus and benefits	72.1	64.3	68.4	46.3	65.1	74.9	64.6	70.0	251.1	274.6

Interest expense	10.9	10.3	9.8	9.9	11.4	10.2	7.5	8.0	40.9	37.1
Professional fees	17.1	12.8	6.8	21.6	11.3	16.5	10.9	24.6	58.3	63.3
General, administrative and other	16.2	22.1	16.3	19.4	18.7	23.1	23.9	20.9	74.0	86.6
Placement fees	0.5	0.6	2.0	0.8	0.9	8.1	4.3	9.0	3.9	22.3
Occupancy	7.2	7.9	10.4	10.3	8.7	9.0	9.7	9.8	35.8	37.2
Depreciation and amortization(2)	2.9	2.6	3.0	2.6	2.4	2.4	2.8	2.6	11.1	10.2

Total non-compensation expenses	54.8	56.3	48.3	64.6	53.4	69.3	59.1	74.9	224.0	256.7

Total management business expenses	140.1	137.6	134.7	130.9	137.4	158.3	140.4	164.1	543.3	600.2

Other income (loss)	8.3	13.7	(9.5)	2.3	7.0	(4.5)	11.1	7.4	14.8	21.0

Non-controlling interest(3)	(3.6)	(1.6)	(4.1)	(2.8)	(1.4)	(2.4)	(2.7)	(2.2)	(12.1)	(8.7)

Management Business Economic Net Income	14.7	30.5	3.2	28.0	35.1	70.4	53.1	64.3	76.4	222.9

Incentive Business:

Carried interest income (loss):
Unrealized gains (losses)	411.4	(25.8)	(1,683.2)	211.0	474.3	(52.8)	344.2	400.7	(1,086.6)	1,166.4
Realized gains	134.8	178.7	52.9	278.2	149.8	56.0	229.8	561.6	644.6	997.2

Total carried interest income (loss)	546.2	152.9	(1,630.3)	489.2	624.1	3.2	574.0	962.3	(442.0)	2,163.6

Profit sharing expense:
Unrealized profit sharing expense	167.6	(9.6)	(582.7)	54.1	178.4	(10.8)	124.7	133.8	(370.6)	426.1
Realized profit sharing expense	49.5	80.4	19.3	157.8	70.7	30.7	112.7	231.3	307.0	445.4

Total profit sharing expense	217.1	70.8	(563.4)	211.9	249.1	19.9	237.4	365.1	(63.6)	871.5

Incentive fee compensation	10.1	(3.6)	(3.8)	0.7	—	—	0.4	0.3	3.4	0.7

Net gains (losses) from investment activities	17.8	2.3	(33.4)	7.4	3.4	(13.1)	2.1	6.5	(5.9)	(1.1)
Income (loss) from equity method investments	25.1	6.8	(65.7)	44.6	48.5	1.4	42.1	29.2	10.8	121.2

Other income (loss)	42.9	9.1	(99.1)	52.0	51.9	(11.7)	44.2	35.7	4.9	120.1

Incentive Business Economic Net Income (Loss)	361.9	94.8	(1,162.2)	328.6	426.9	(28.4)	380.4	632.6	(376.9)	1,411.5

Total Economic Net Income (Loss)	376.6	125.3	(1,159.0)	356.6	462.0	42.0	433.5	696.9	(300.5)	1,634.4

Income Tax (Provision) Benefit on Economic Net Income(4)	(25.2)	(7.8)	66.5	(54.6)	(39.7)	(23.3)	(54.5)	(41.1)	(21.1)	(158.6)

Total Economic Net Income (Loss) After Taxes	$351.4	$117.5	$(1,092.5)	$302.0	$422.3	$18.7	$379.0	$655.8	$(321.6)	$1,475.8

Non-GAAP Weighted average diluted shares outstanding (in millions)	353.6	376.0	378.0	379.3	383.6	386.0	386.9	388.3	371.8	386.2

Total ENI After Taxes per Share	$0.99	$0.31	$(2.89)	$0.80	$1.10	$0.05	$0.98	$1.69	$(0.86)	$3.82

(1)	The combined amounts relate to restricted share units (“RSUs”) (excluding RSUs granted in connection with the 2007 private placement) and share options. Excludes equity-based compensation expense comprising amortization of Apollo Operating Group (“AOG”) units.
(2)	Includes amortization of leasehold improvements.
(3)	Reflects the remaining interest held by certain individuals who receive an allocation of income from certain of the credit management companies.
(4)	See the definition of ENI after taxes in the non-GAAP financial information and definitions section of this press release.

APOLLO GLOBAL MANAGEMENT, LLC

SEGMENT RESULTS (UNAUDITED)

(dollars in millions, except per share data)

Private Equity Segment:

	Three Months Ended								For the Year Ended
	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012	December 31, 2011	December 31, 2012
Management Business:

Advisory and transaction fees from affiliates	$15.1	$21.6	$14.8	$15.4	$25.9	$65.1	$13.3	$34.2	$66.9	$138.5
Management fees from affiliates	65.5	65.4	65.3	67.0	67.0	69.2	68.5	72.3	263.2	277.0

Total management business revenues	80.6	87.0	80.1	82.4	92.9	134.3	81.8	106.5	330.1	415.5

Equity-based compensation	7.2	7.5	8.1	9.0	7.8	7.4	7.2	8.8	31.8	31.2
Salary, bonus and benefits	37.8	27.8	32.4	27.1	30.8	37.8	25.7	34.2	125.1	128.5
Other expenses	23.6	26.6	24.8	24.3	20.8	23.9	17.3	21.3	99.3	83.3

Total management business expenses	68.6	61.9	65.3	60.4	59.4	69.1	50.2	64.3	256.2	243.0

Other income (loss)	5.1	3.7	(1.0)	(0.7)	3.3	(3.2)	2.9	1.7	7.1	4.7

Management Business Economic Net Income	17.1	28.8	13.8	21.3	36.8	62.0	34.5	43.9	81.0	177.2

Incentive Business:

Carried interest income (loss):
Unrealized gains (losses)	323.1	(32.4)	(1,399.1)	88.7	326.0	(37.7)	152.4	414.2	(1,019.7)	854.9
Realized gains	118.6	171.4	40.5	240.0	122.1	43.4	188.2	458.9	570.5	812.6

Total carried interest income (loss)	441.7	139.0	(1,358.6)	328.7	448.1	5.7	340.6	873.1	(449.2)	1,667.5

Profit sharing expense:
Unrealized profit sharing expense	147.1	(17.4)	(513.1)	13.1	153.7	(9.1)	70.2	129.2	(370.3)	344.0
Realized profit sharing expense	45.1	77.4	15.8	131.6	50.6	22.9	89.6	195.4	269.9	358.5

Total profit sharing expenses	192.2	60.0	(497.3)	144.7	204.3	13.8	159.8	324.6	(100.4)	702.5

Income (losses) from equity method investments	15.8	4.5	(39.4)	27.1	30.6	1.9	24.9	16.6	8.0	74.1

Total other income (loss)	15.8	4.5	(39.4)	27.1	30.6	1.9	24.9	16.6	8.0	74.1

Incentive Business Economic Net Income (Loss)	265.3	83.5	(900.7)	211.1	274.4	(6.2)	205.7	565.1	(340.8)	1,039.1

Total Economic Net Income (Loss)	$282.4	$112.3	$(886.9)	$232.4	$311.2	$55.8	$240.2	$609.0	$(259.8)	$1,216.3

APOLLO GLOBAL MANAGEMENT, LLC

SEGMENT RESULTS (UNAUDITED)

(dollars in millions, except per share data)

Credit Segment:

	Three Months Ended								For the Year Ended
	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012	December 31, 2011	December 31, 2012
Management Business:

Advisory and transaction fees from affiliates	$4.3	$2.0	$1.9	$6.5	$1.4	$4.3	$1.9	$3.2	$14.7	$10.8
Management fees from affiliates	43.4	46.1	47.2	50.0	52.6	74.3	80.8	92.0	186.7	299.7
Carried interest income from affiliates:
Realized gains	12.5	11.2	11.3	9.5	9.6	9.2	9.7	9.3	44.5	37.8

Total management business revenues	60.2	59.3	60.4	66.0	63.6	87.8	92.4	104.5	245.9	348.3

Equity-based compensation	3.5	6.3	6.4	7.1	8.1	4.3	6.9	7.7	23.3	27.0
Salary, bonus and benefits	24.5	28.6	29.1	10.7	27.6	31.2	31.7	32.3	92.9	122.8
Other expenses	26.0	23.8	17.5	27.7	25.9	39.2	37.4	46.6	95.0	149.1

Total management business expenses	54.0	58.7	53.0	45.5	61.6	74.7	76.0	86.6	211.2	298.9

Other income (loss)	2.7	0.5	(8.3)	3.1	2.9	(0.7)	7.5	5.3	(2.0)	15.0

Non-controlling interest	(3.6)	(1.6)	(4.1)	(2.8)	(1.4)	(2.4)	(2.7)	(2.2)	(12.1)	(8.7)

Management Business Economic Net Income (Loss)	5.3	(0.5)	(5.0)	20.8	3.5	10.0	21.2	21.0	20.6	55.7

Incentive Business:

Carried interest income (loss):
Unrealized gains (losses)	88.3	6.6	(284.1)	122.3	148.3	(16.7)	187.0	(17.5)	(66.9)	301.1
Realized gains	16.2	7.3	12.4	38.2	26.0	10.0	41.6	102.3	74.1	179.9

Total carried interest income (loss)	104.5	13.9	(271.7)	160.5	174.3	(6.7)	228.6	84.8	7.2	481.0

Profit sharing expense:
Unrealized profit sharing expense	20.5	7.8	(69.6)	41.0	24.7	(2.9)	51.1	2.5	(0.3)	75.4
Realized profit sharing expense	4.4	3.0	3.5	24.8	18.6	6.8	22.3	31.7	35.7	79.4

Total profit sharing expense	24.9	10.8	(66.1)	65.8	43.3	3.9	73.4	34.2	35.4	154.8

Incentive fee compensation	10.1	(3.6)	(3.8)	0.7	—	—	0.4	0.3	3.4	0.7

Net gains (losses) from investment activities	17.8	2.3	(33.4)	7.4	3.4	(13.1)	2.1	6.5	(5.9)	(1.1)
Income (loss) from equity method investments	9.1	2.0	(26.4)	17.4	17.7	(0.7)	16.9	12.2	2.1	46.1

Total other income (loss)	26.9	4.3	(59.8)	24.8	21.1	(13.8)	19.0	18.7	(3.8)	45.0

Incentive Business Economic Net Income (Loss)	96.4	11.0	(261.6)	118.8	152.1	(24.4)	173.8	69.0	(35.4)	370.5

Total Economic Net Income (Loss)	$101.7	$10.5	$(266.6)	$139.6	$155.6	$(14.4)	$195.0	$90.0	$(14.8)	$426.2

APOLLO GLOBAL MANAGEMENT, LLC

SEGMENT RESULTS (UNAUDITED)

(dollars in millions, except per share data)

Real Estate Segment:

	Three Months Ended								For the Year Ended
	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011	March 31, 2012	June 30 2012	September 30, 2012	December 31, 2012	December 31, 2011	December 31, 2012
Management Business:

Advisory and transaction fees from affiliates	$—	$—	$0.5	$0.2	$—	$0.6	$—	$0.1	$0.7	$0.7
Management fees from affiliates	9.3	9.7	10.5	10.8	10.4	12.9	10.9	12.1	40.3	46.3

Total management business revenues	9.3	9.7	11.0	11.0	10.4	13.5	10.9	12.2	41.0	47.0

Equity-based compensation	2.5	3.2	3.5	3.9	3.0	2.4	2.6	2.7	13.1	10.7
Salary, bonus and benefits	9.8	7.9	6.9	8.5	6.7	5.9	7.2	3.5	33.1	23.3
Other expenses	5.2	5.9	6.0	12.6	6.7	6.2	4.4	6.9	29.7	24.2

Total management business expenses	17.5	17.0	16.4	25.0	16.4	14.5	14.2	13.1	75.9	58.2

Other income (loss)	0.5	9.5	(0.2)	(0.1)	0.8	(0.6)	0.7	0.4	9.7	1.3

Management Business Economic Net (Loss) Income	(7.7)	2.2	(5.6)	(14.1)	(5.2)	(1.6)	(2.6)	(0.5)	(25.2)	(9.9)

Incentive Business:

Carried interest income:
Unrealized gains	—	—	—	—	—	1.6	4.8	4.0	—	10.4
Realized gains	—	—	—	—	1.7	2.6	—	0.4	—	4.7

Total carried interest income	—	—	—	—	1.7	4.2	4.8	4.4	—	15.1

Profit sharing expense:
Unrealized profit sharing expense	—	—	—	—	—	1.2	3.4	2.1	—	6.7
Realized profit sharing expense	—	—	—	1.4	1.5	1.0	0.8	4.2	1.4	7.5

Total profit sharing expense	—	—	—	1.4	1.5	2.2	4.2	6.3	1.4	14.2

Income from equity method investments	0.1	0.3	0.2	0.1	0.2	0.2	0.3	0.3	0.7	1.0

Incentive Business Economic Net Income (Loss)	0.1	0.3	0.2	(1.3)	0.4	2.2	0.9	(1.6)	(0.7)	1.9

Total Economic Net (Loss) Income	$(7.6)	$2.5	$(5.4)	$(15.4)	$(4.8)	$0.6	$(1.7)	$(2.1)	$(25.9)	$(8.0)

APOLLO GLOBAL MANAGEMENT, LLC

RECONCILIATION OF U.S. GAAP NET INCOME (LOSS) TO ECONOMIC NET INCOME (LOSS) (UNAUDITED)

(dollars in millions)

Reconciliation of U.S. GAAP Net Income (Loss) to Economic Net Income (Loss):

	Three Months Ended								For the Year Ended
	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012	December 31, 2011	December 31, 2012
Net Income (Loss) Attributable to Apollo Global Management, LLC	$38.2	$(51.0)	$(467.0)	$11.0	$98.0	$(41.3)	$82.7	$171.6	$(468.8)	$311.0
Impact of non-cash charges related to equity-based compensation:
AOG units	258.2	258.2	258.2	258.2	116.2	116.1	116.2	132.4	1,032.8	480.9
RSUs – Private placement awards(1)	11.9	11.9	11.4	11.8	13.3	11.0	10.9	10.9	47.0	46.1
ARI restricted stock awards, ARI RSUs and AMTG RSUs	0.2	0.2	0.4	0.5	0.4	0.4	0.5	0.4	1.3	1.7
AAA RDUs	0.1	0.1	0.2	0.1	0.1	0.3	0.3	0.3	0.5	1.0

Total non-cash charges related to equity-based compensation	270.4	270.4	270.2	270.6	130.0	127.8	127.9	144.0	1,081.6	529.7

Income tax provision (benefit)	8.8	3.6	(19.9)	19.4	14.6	10.6	21.9	18.3	11.9	65.4
Income (loss) from consolidated VIEs	—	—	0.7	(0.7)	—	—	—	—	—	—
Amortization of intangible assets associated with the 2007 Reorganization and acquisitions	3.2	4.3	3.6	4.0	6.1	9.6	13.7	13.6	15.1	43.0
Net income (loss) attributable to Non-Controlling Interests in Apollo Operating Group	56.0	(102.0)	(946.6)	52.3	213.3	(64.7)	187.3	349.4	(940.3)	685.3

Economic Net Income (Loss)	$376.6	$125.3	$(1,159.0)	$356.6	$462.0	$42.0	$433.5	$696.9	$(300.5)	$1,634.4

(1)	Represents RSU awards granted in connection with the 2007 private placement.

APOLLO GLOBAL MANAGEMENT, LLC

ASSETS UNDER MANAGEMENT

(UNAUDITED)

Assets Under Management – Fee-Generating and Non-Fee Generating

The table below sets forth fee-generating and non-fee generating AUM by segment as of December 31, 2012, 2011 and 2010. Changes in market conditions, the additional funds raised and strategic acquisitions have had significant impacts to our AUM:

	As of December 31,
	2012		2011	2010
	(in millions)
Total Assets Under Management	$113,379	(1)	$75,222	$67,551
Fee-generating	81,934		58,121	47,037
Non-fee generating	31,445	(1)	17,101	20,514

Private Equity(2)	37,832		35,384	38,799
Fee-generating	27,932		28,031	27,874
Non-fee generating	9,900		7,353	10,925

Credit(2)	64,406		31,867	22,283
Fee-generating	49,518		26,553	16,484
Non-fee generating	14,888		5,314	5,799

Real Estate	8,800		7,971	6,469
Fee-generating	4,484		3,537	2,679
Non-fee generating	4,316		4,434	3,790

(1)	Includes $2.3 billion of commitments that have yet to be deployed to an Apollo fund within our three segments.
(2)	Includes fee-generating and non-fee generating AUM as of September 30, 2012 for certain publicly traded vehicles managed by Apollo.

APOLLO GLOBAL MANAGEMENT, LLC

ASSETS UNDER MANAGEMENT

(UNAUDITED)

The following tables summarize changes in total AUM and total AUM for each of our segments for the three months ended December 31, 2012 and 2011 and years ended December 31, 2012, 2011, and 2010:

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2012	2011	2012		2011	2010 (1)
	(in millions)
Change in Total AUM:
Beginning of Period	$109,702 (2)	$65,085	$75,222		$67,551	$53,609
Income (Loss)	3,587	2,619	12,038		(1,477)	8,623
Subscriptions/Capital raised	1,558	856	9,688		3,797	617
Other inflows/Acquisitions	3,701	7,958	23,629		9,355	3,713
Distributions	(4,909)	(1,369)	(10,858)		(5,153)	(2,518)
Redemptions	(185)	(237)	(1,221)		(532)	(338)
Leverage	(75)	310	4,881		1,681	3,845

End of Period	$113,379 (2)	$75,222	$113,379	(2)	$75,222	$67,551

Change in Private Equity AUM:
Beginning of Period	$38,983	$34,779	$35,384		$38,799	$34,002
Income (Loss)	2,343	1,547	8,108		(1,612)	6,387
Subscriptions/Capital raised	387	259	662		417	—
Distributions	(3,521)	(1,052)	(6,537)		(3,464)	(1,568)
Net segment transfers	50	(61)	317		167	(68)
Leverage	(410)	(88)	(102)		1,077	46

End of Period	$37,832	$35,384	$37,832		$35,384	$38,799

Change in Credit AUM:
Beginning of Period	$60,107	$22,406	$31,867		$22,283	$19,112
Income (Loss)	993	1,098	3,274		(110)	2,207
Subscriptions/Capital raised	1,169	547	5,504		3,094	512
Other inflows/Acquisitions	3,701	7,958	23,629		9,355	—
Distributions	(1,319)	(271)	(3,197)		(1,237)	(698)
Redemptions	(185)	(237)	(948)		(532)	(338)
Net segment transfers	(285)	(127)	(1,023)		(1,353)	(291)
Leverage	225	493	5,300		367	1,779

End of Period	$64,406	$31,867	$64,406		$31,867	$22,283

Change in Real Estate AUM:
Beginning of Period	$8,129	$7,900	$7,971		$6,469	$495
Income (Loss)	251	(26)	656		245	29
Subscriptions/Capital raised	2	50	475		286	105
Other inflows/Acquisitions	—	—	—		—	3,713
Distributions	(69)	(46)	(1,124)		(452)	(252)
Redemptions(3)	—	—	(273	)(3)	—	—
Net segment transfers	377	188	1,412		1,186	359
Leverage	110	(95)	(317)		237	2,020

End of Period	$8,800	$7,971	$8,800		$7,971	$6,469

(1)	Reclassified to conform to current period’s presentation.
(2)	Includes $2.5 billion and $2.3 billion of commitments that have yet to be deployed to an Apollo fund within our three segments at the end of the third quarter 2012 and fourth quarter 2012, respectively.
(3)	Includes $273 million of released unfunded commitments primarily related to two legacy real estate funds that were past their investment periods.

APOLLO GLOBAL MANAGEMENT, LLC

ASSETS UNDER MANAGEMENT

(UNAUDITED)

The following tables summarize changes in total fee-generating AUM and fee-generating AUM for each of our segments for the three months and years ended December 31, 2012 and 2011:

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2012	2011	2012	2011
	(in millions)
Change in Total Fee-Generating AUM:
Beginning of Period	$77,676	$49,651	$58,121	$47,037
Income (Loss)	749	149	1,390	(393)
Subscriptions/Capital raised	1,522	677	5,873	2,547
Other inflows/Acquisitions	3,701	7,960	21,277	9,355
Distributions	(1,308)	(135)	(3,728)	(734)
Redemptions	(171)	(226)	(909)	(481)
Net movements between Fee Generating and Non-Fee Generating	(18)	511	(564)	761
Leverage	(217)	(466)	474	29

End of Period	$81,934	$58,121	$81,934	$58,121

Change in Private Equity Fee-Generating AUM:
Beginning of Period	$28,146	$27,786	$28,031	$27,874
Income (Loss)	153	70	285	(112)
Subscriptions/Capital raised	376	260	644	410
Distributions	(540)	(17)	(1,256)	(272)
Net segment transfers	50	(62)	50	(88)
Net movements between Fee Generating and Non-Fee Generating	155	135	515	285
Leverage	(408)	(141)	(337)	(66)

End of Period	$27,932	$28,031	$27,932	$28,031

Change in Credit Fee-Generating AUM:
Beginning of Period	$45,302	$18,507	$26,553	$16,484
Income	539	83	988	301
Subscriptions/Capital raised	1,144	317	4,953	1,795
Other inflows/Acquisitions	3,701	7,960	21,277	9,355
Distributions	(707)	(13)	(2,029)	(283)
Redemptions	(171)	(226)	(909)	(481)
Net segment transfers	(377)	(106)	(1,096)	(638)
Net movements between Fee Generating and Non-Fee Generating	(104)	356	(1,030)	356
Leverage	191	(325)	811	(336)

End of Period	$49,518	$26,553	$49,518	$26,553

Change in Real Estate Fee-Generating AUM:
Beginning of Period	$4,228	$3,358	$3,537	$2,679
Income (Loss)	57	(4)	117	(582)
Subscriptions/Capital raised	2	100	276	342
Distributions	(61)	(105)	(443)	(179)
Net segment transfers	327	168	1,045	726
Net movements between Fee Generating and Non-Fee Generating	(69)	20	(48)	120
Leverage	—	—	—	431

End of Period	$4,484	$3,537	$4,484	$3,537

APOLLO GLOBAL MANAGEMENT, LLC

FUND PERFORMANCE (UNAUDITED)

Investment Record

Private Equity

The following table summarizes the investment record of our private equity funds. All amounts are as of December 31, 2012, unless otherwise noted:

	Vintage Year	Committed Capital	Total Invested Capital	Realized	Unrealized(1)	Total Value	As of December 31, 2012				As of December 31, 2011				As of December 31, 2010
							Gross IRR		Net IRR		Gross IRR		Net IRR		Gross IRR		Net IRR
		(in millions)
AION(2)	2012	$274	—	—	—	—	NM	(2)	NM	(2)	N/A		N/A		N/A		N/A
ANRP(2)	2012	$1,323	$265	$11	$239	$250	NM	(2)	NM	(2)	N/A		N/A		N/A		N/A
Fund VII	2008	14,676	13,585	10,757	12,367	23,124	35%		26%		31%		22%		46%		32%
Fund VI	2006	10,136	11,813	6,657	10,343	17,000	11		9		6		5		13		10
Fund V	2001	3,742	5,192	11,618	1,198	12,816	61		44		61		44		62		45
Fund IV	1998	3,600	3,481	6,767	54	6,821	12		9		12		9		11		9
Fund III	1995	1,500	1,499	2,654	28	2,682	18		11		18		12		18		12
Fund I, II & MIA(3)	1990/92	2,220	3,773	7,924	—	7,924	47		37		47		37		47		37

Totals		$37,471	$39,608	$46,388	$24,229	$70,617	39	%(4)	25	%(4)	39	%(4)	25	%(4)	39	%(4)	26	%(4)

	Vintage Year	Current Net Asset Value as of December 31, 2012	Total Return
			For the Year Ended December 31, 2012	For the Year Ended December 31, 2011	For the Year Ended December 31, 2010
AAA(5)	2006	$1,662.9	20%	(8)%	28%

(1)	Figures include the market values, estimated fair value of certain unrealized investments and capital committed to investments.
(2)	AION Capital Partners Limited (“AION”) and Apollo Natural Resources Partners, L.P. (“ANRP”) commenced investing capital less than 24 months prior to the period indicated. Given the limited investment period and overall longer investment period for private equity funds, the return information was deemed not meaningful.
(3)	Fund I and Fund II were structured such that investments were made from either fund depending on which fund had available capital. We do not differentiate between Fund I and Fund II investments for purposes of performance figures because they are not meaningful on a separate basis and do not demonstrate the progression of returns over time. The general partners and managers of Funds I, II and MIA, as well as the general partner of Fund III were excluded assets in connection with the 2007 reorganization of Apollo Global Management, LLC. As a result, Apollo Global Management, LLC did not receive the economics associated with these entities. The investment performance of these funds is presented to illustrate fund performance associated with our managing partners and other investment professionals.
(4)	Total IRR is calculated based on total cash flows for all funds presented.
(5)	AP Alternative Assets, L.P. (“AAA”) completed its initial public offering in June 2006 and is the sole limited partner in AAA Investments, L.P. (the “Investment Partnership”). AAA was originally designed to give investors in its common units exposure as a limited partner to certain of the strategies that we employ and allowed us to manage the asset allocations to those strategies by investing alongside our private equity funds and directly in our credit funds and certain other opportunistic investments that we sponsor and manage. On October 31, 2012 the Investment Partnership closed on an agreement to contribute substantially all of its investments to Athene Holding Ltd. (“Athene”) in exchange for common shares of Athene, cash and a short term promissory note (the “Transaction”). After the Transaction, Athene is the Investment Partnership’s only material investment and the Investment Partnership will remain the largest shareholder of Athene with an approximate 77% ownership stake (based on capital invested to date). Total Returns have been presented on an annualized basis and were calculated on a weighted average basis. See www.alternativeassets.com for the most recent financial information on AAA. The information contained in AAA’s website is not part of this press release.

APOLLO GLOBAL MANAGEMENT, LLC

FUND PERFORMANCE (UNAUDITED)

Credit

The following table summarizes the investment record for certain funds and strategic investment accounts (“SIAs”) with a defined maturity date and internal rate of return since inception, which is computed for the purposes of this table based on the actual dates of capital contributions, distributions and ending limited partners’ capital as of the specified date. Apollo also manages collateralized loan obligations (“CLOs”) within our credit segment with total AUM of approximately $10.6 billion as of December 31, 2012, which fund performance information is not included in the following credit investment tables. All amounts are as of December 31, 2012, unless otherwise noted:

								As of December 31, 2012				As of December 31, 2011				As of December 31, 2010
	Strategy	Vintage Year	Committed Capital	Total Invested Capital	Realized	Unrealized(1)	Total Value	Gross IRR		Net IRR		Gross IRR		Net IRR		Gross IRR		Net IRR
			(in millions)
ACRF II(2)	Structured Credit	2012	85.2	85.2	2.4	87.6	90.0	NM	(4)	NM	(4)	NM	(4)	NM	(4)	NM	(4)	NM	(4)
EPF II(3)(5)	Non-Performing Loans	2012	3,615.2	175.9	19.7	173.0	192.7	NM	(4)	NM	(4)	NM	(4)	NM	(4)	NM	(4)	NM	(4)
FCI(3)	Structured Credit	2012	558.8	347.3	15.0	401.2	416.2	NM	(4)	NM	(4)	NM	(4)	NM	(4)	NM	(4)	NM	(4)
AESI(3)(5)	European Credit	2011	469.0	371.4	184.1	269.4	453.5	NM	(4)	NM	(4)	NM	(4)	NM	(4)	NM	(4)	NM	(4)
AEC(3)	European Credit	2011	292.5	197.1	103.5	125.5	229.0	NM	(4)	NM	(4)	NM	(4)	NM	(4)	NM	(4)	NM	(4)
AIE II(5)	European Credit	2008	272.4	860.1	994.2	280.3	1,274.5	19.4%		15.6%		18.2%		14.2%		27.5%		21.8%
COF I	U.S. Performing Credit	2008	1,484.9	1,611.3	1,980.4	2,048.6	4,029.0	30.7		27.6		25.0		22.4		32.5		29.0
COF II	U.S. Performing Credit	2008	1,583.0	2,176.4	1,703.7	1,320.2	3,023.9	14.3		11.7		10.3		8.5		17.4		14.9
EPF I(5)	Non-Performing Loans	2007	1,708.5	1,837.6	1,465.3	1,046.4	2,511.7	18.6		11.6		16.6		8.8		14.8		7.9
ACLF	U.S. Performing Credit	2007	984.0	1,448.5	2,081.2	258.1	2,339.3	13.0		11.2		10.1		9.2		12.1		11.2
Artus	U.S. Performing Credit	2007	106.6	190.1	225.9	—	225.9	7.0		6.8		3.6		3.4		3.0		2.8

Totals			$11,160.1	$9,300.9	$8,775.4	$6,010.3	$14,785.7

(1)	Figures include the market values, estimated fair value of certain unrealized investments and capital committed to investments.
(2)	As part of the Stone Tower acquisition, Apollo acquired the manager of Apollo Structured Credit Recovery Master Fund II, Ltd. (“ACRF II”). Apollo became the manager of this fund upon completing the acquisition on April 2, 2012.
(3)	Apollo European Principal Finance Fund II, L.P. (“EPF II”), Apollo European Strategic Investment, L.P. (“AESI”) and Apollo European Credit Master Fund, L.P. (“AEC”) were launched during 2011 and have not established their vintage year. Financial Credit Investment I, L.P. (“FCI”) had its final capital raise in 2012, establishing its vintage year.
(4)	Returns have not been presented as the fund commenced investing capital less than 24 months prior to the period indicated and therefore such return information was deemed not meaningful.
(5)	Funds are denominated in Euros and translated into U.S. dollars at an exchange rate of €1.00 to $1.32 as of December 31, 2012.

APOLLO GLOBAL MANAGEMENT, LLC

FUND PERFORMANCE (UNAUDITED)

The following table summarizes the investment record for certain funds and SIAs with no maturity date. All amounts are as of December 31, 2012, unless otherwise noted:

				Net Return
	Strategy	Vintage Year	Net Asset Value as of December 31, 2012	Since Inception to December 31, 2012		For the Year Ended December 31, 2012		For the Year Ended December 31, 2011		For the Year Ended December 31, 2010
			(in millions)
ACSP(1)( [2] )	Opportunistic Credit	2012	216.4	NM	(1)	NM	(1)	NM	(1)	NM	(1)
ACSF(3)	Opportunistic Credit	2011	164.5	NM	(1)	NM	(1)	NM	(1)	NM	(1)
AFT(1)(4)	U.S. Performing Credit	2011	290.8	NM	(1)	NM	(1)	NM	(1)	NM	(1)
AMTG(1)( [5] )(6)	Structured Credit	2011	691.4	NM	(1)	NM	(1)	NM	(1)	NM	(1)
STCS(3)	Opportunistic Credit	2010	105.3	NM	(3)	NM	(3)	NM	(3)	NM	(3)
SOMA(7)	Opportunistic Credit	2007	758.2	44.9		15.1		(10.5)		16.9
ACF (3)	U.S. Performing Credit	2005	1,790.1	NM	(3)	NM	(3)	NM	(3)	NM	(3)
AINV(8)	Opportunistic Credit	2004	1,652.1	47.1		9.9		(5.1)		4.8
Value Funds(9)	Opportunistic Credit	2003/2006	713.2	66.2		10.8		(9.6)		12.2

Totals			$6,382.0

(1)	Returns have not been presented as the fund commenced investing capital less than 24 months prior to the period indicated and therefore such return information was deemed not meaningful.
(2)	Apollo Centre Street Partnership, L.P. (“ACSP”) is a strategic investment account with $615.0 million of committed capital.
(3)	As part of the Stone Tower acquisition, Apollo acquired the manager of Apollo Credit Strategies Master Fund Ltd. (“ACSF”), Stone Tower Credit Solutions Master Fund Ltd. (“STCS”), and Apollo Credit Master Fund Ltd (“ACF”). As of December 31, 2012, the net returns from inception for ACF and STCS were (6.9)% and 28.8% respectively. These returns were primarily achieved during a period in which Apollo did not make the initial investment decisions. Apollo became the manager of these funds upon completing the acquisition on April 2, 2012.
(4)	The Apollo Senior Floating Rate Fund Inc. (“AFT”) completed its initial public offering during the first quarter of 2011. Refer to www.agmfunds.com for the most recent financial information on AFT. The information contained in AFT’s website is not part of this press release.
(5)	Refer to www.apolloresidentialmortgage.com for the most recent financial information on Apollo Residential Mortgage, Inc. (“AMTG”). The information contained in AMTG’s website is not part of this press release.
(6)	All amounts are as of September 30, 2012.
(7)	NAV and returns are for the primary mandate, which follows similar strategies as the Value Funds and excludes SOMA’s investments in other Apollo funds.
(8)	Net return for AINV represents NAV return including reinvested dividends. Refer to www.apolloic.com for the most recent public financial information on AINV. The information contained in AINV’s website is not part of this press release.
(9)	Value Funds consist of Apollo Strategic Value Master Fund, L.P., together with its feeder funds and Apollo Value Investment Master Fund, L.P., together with its feeder funds.

APOLLO GLOBAL MANAGEMENT, LLC

FUND PERFORMANCE (UNAUDITED)

Real Estate

The following table summarizes the investment record for certain funds and SIAs with a defined maturity date and internal rate of return since inception, which for the purposes of this table is computed based on the actual dates of capital contributions, distributions and ending limited partners’ capital as of the specified date. All amounts are as of December 31, 2012, unless otherwise noted:

												As of December 31, 2012				As of December 31, 2011				As of December 31, 2010
	Vintage Year	Committed Capital	Current Net Asset Value	Total Invested Capital		Realized		Unrealized(1)		Total Value		Gross IRR		Net IRR		Gross IRR		Net IRR		Gross IRR		Net IRR
		(in millions)
AGRE U.S. Real Estate Fund, L.P(3)	2012	785.2	$180.3	$202.7		$—		$202.1		$202.1		NM	(2)	NM	(2)	NM	(2)	NM	(2)	NM	(2)	NM	(2)
AGRE Debt Fund I, LP	2011	155.5	155.8	155.0		18.5		155.0		173.5		NM	(2)	NM	(2)	NM	(2)	NM	(2)	NM	(2)	NM	(2)
2011 A4 Fund, L.P.	2011	234.7	254.9	930.8		—		974.6		974.6		NM	(2)	NM	(2)	NM	(2)	NM	(2)	NM	(2)	NM	(2)
AGRE CMBS Fund, L.P.	2009	418.8	158.9	1,572.9		—		632.3		632.3		14.1%		11.8%		NM	(2)	NM	(2)	NM	(2)	NM	(2)
CPI Capital Partners North America(4)	2006	600.0	110.3	452.6		250.2		99.3		349.5		NM	(4)	NM	(4)	NM	(4)	NM	(4)	NM	(4)	NM	(4)
CPI Capital Partners Asia Pacific(4)	2006	1,291.6	479.8	1,126.7		1,082.9		463.5		1,546.4		NM	(4)	NM	(4)	NM	(4)	NM	(4)	NM	(4)	NM	(4)
CPI Capital Partners Europe(4)(5)	2006	1,533.0	557.4	994.8		151.8		543.4		695.2		NM	(4)	NM	(4)	NM	(4)	NM	(4)	NM	(4)	NM	(4)
CPI Other	Various	2,998.3	1,047.5	N/A	(6)	N/A	(6)	N/A	(6)	N/A	(6)	NM	(6)	NM	(6)	NM	(6)	NM	(6)	NM	(6)	NM	(6)

Totals		$8,017.1	$2,944.9	$5,435.5		$1,503.4		$3,070.2		$4,573.6

(1)	Figures include estimated fair value of unrealized investments.
(2)	Returns have not been presented as the fund commenced investing capital less than 24 months prior to the period indicated and therefore such return information was deemed not meaningful.
(3)	AGRE U.S. Real Estate Fund, L.P., a newly formed closed-end private investment fund that intends to make real estate-related investments principally located in the United States, held closings in January 2011, June 2011 and April 2012 for a total of $263.2 million in base capital commitments and $450 million in additional capital commitments. Additionally, there was $72.0 million of co-invest commitments raised for an investment in the first quarter of 2012, which is included in the figures in the table above.
(4)	As part of the Citi Property Investors (“CPI”) acquisition, Apollo acquired general partner interests in fully invested funds. The net IRRs from the inception of the respective fund to December 31, 2012 were (9.6)%, 6.9% and (11.1)% for the CPI Capital Partners North America, Asia Pacific and Europe funds, respectively. These net IRRs were primarily achieved during a period in which Apollo did not make the initial investment decisions and Apollo only became the general partner or manager of these funds upon completing the acquisition on November 12, 2010.
(5)	CPI Capital Partners Europe is denominated in Euros and translated into U.S. dollars at an exchange rate of €1.00 to $1.32 as of December 31, 2012.
(6)	CPI Other consists of funds or individual investments of which we are not the general partner or manager and only receive fees pursuant to either a sub-advisory agreement or an investment management and administrative agreement. CPI Other fund performance is a result of invested capital prior to Apollo’s management of these funds. Return and certain other performance data are therefore not considered meaningful as we perform primarily an administrative role.

The following table summarizes the investment record for Apollo Commercial Real Estate Finance, Inc. (“ARI”):

	Vintage Year	Raised Capital	Gross Assets	Current Net Asset Value
	(in millions)
ARI(1)	2009	$440.4	$684.2	$427.4

(1)	Refer to www.apolloresidentialmortgage.com for the most recent financial information on ARI. Results are presented as of September 30, 2012. The information contained in ARI’s website is not part of this press release.

Athene and SIAs

As of December 31, 2012, Apollo had approximately $15.8 billion of total AUM related to Athene which included $5.2 billion of total AUM managed directly by Apollo across its private equity, credit and real estate funds.

In addition to certain funds and SIAs included in the investment record tables and capital deployed from certain SIAs across our private equity, credit and real estate funds, we also managed approximately an additional $7.5 billion of total AUM in SIAs as of December 31, 2012. The above investment record tables exclude certain funds and SIAs with an aggregate AUM of approximately $4 billion as of December 31, 2012, which were excluded because management deemed them to be immaterial.

APOLLO GLOBAL MANAGEMENT, LLC

SUPPLEMENTAL SEGMENT INFORMATION (UNAUDITED)

Supplemental Segment Information

Private Equity Dollars Invested and Uncalled Commitments

The following table summarizes the private equity dollars invested during the specified reporting periods:

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2012	2011	2012	2011	2010
	(in millions)
Private equity dollars invested	$472	$1,226	$3,191	$3,350	$3,863

The following table summarizes the uncalled private equity commitments as of December 31, 2012, 2011 and 2010:

	As of December 31
	2012	2011	2010
	(in millions)
Uncalled private equity commitments	$7,464	$8,204	$10,345

Cost and Fair Value of our Funds’ Investments by Segment

The following table provides a summary of the cost and fair value of our funds’ investments by segment:

	As of December 31, 2012(3)		As of December 31, 2011	As of December 31, 2010
	(in millions)
Private Equity:
Cost	$16,927		$15,956	$14,322
Fair Value	25,867		20,700	22,485

Credit:
Cost	$15,097	(1)	$10,917	$10,226
Fair Value	16,287	(1)	11,696	11,476

Real Estate:
Cost	$3,848	(1)	$4,791	$4,028	(2)
Fair Value	3,680	(1)	4,344	3,368	(2)

(1)	AMTG and ARI amounts are as of September 30, 2012.
(2)	All amounts are as of September 30, 2010 and include CPI Funds with investment cost of $1.8 billion and fair value of $1.1 billion. Additionally, ARI amounts include loans at amortized cost.
(3)	Cost and fair value amounts are presented for investments of the funds that are listed in the investment record tables.

As of December 31, 2012, approximately 74% of the fair value of our fund investments was determined using market-based valuation methods (i.e., reliance on broker or listed exchange quotes) and the remaining 26% was determined primarily by comparable company and industry multiples or discounted cash flow models. For our private equity, credit and real estate segments, the percentage determined using market-based valuation methods as of December 31, 2012 was 64%, 89% and 47%, respectively.

APOLLO GLOBAL MANAGEMENT, LLC

CARRIED INTEREST RECEIVABLE AND CARRIED INTEREST INCOME (LOSS) SUMMARY (UNAUDITED)

The table below presents an analysis of our (i) carried interest receivable and (ii) realized and unrealized carried interest (loss) income for our combined segments as of and for the three months and year ended December 31, 2012:

	As of December 31, 2012		For the Three Months Ended December 31, 2012				For the Year Ended December 31, 2012
	Carried Interest Receivable		Unrealized Carried Interest Income (Loss)		Realized Carried Interest Income (Loss)	Total Carried Interest Income (Loss)	Unrealized Carried Interest Income (Loss)		Realized Carried Interest Income (Loss)	Total Carried Interest Income (Loss)
	(in millions)
Private Equity Funds:
Fund VII	$904.3		$(103.6)		$304.5	$200.9	$435.5		$472.1	$907.6
Fund VI	270.3		440.5		152.3	592.8	345.6		294.0	639.6
Fund V	134.3		8.9		—	8.9	9.3		33.4	42.7
Fund IV	10.9		(1.2)		2.1	0.9	(7.0)		2.9	(4.1)
Other (AAA, Stanhope)	93.6		69.6		—	69.6	71.5		10.2	81.7

Total Private Equity Funds	1,413.4		414.2		458.9	873.1	854.9		812.6	1,667.5

Credit Funds:
U.S. Performing Credit	273.9		(26.2)		89.8	63.6	206.3		154.3	360.6
Opportunistic Credit	36.7		(15.4	)(2)	12.4	(3.0)	7.7	(2)	41.5	49.2
Structured Credit	23.0		6.4		2.8	9.2	18.5		13.4	31.9
European Credit	18.4		1.1		6.6	7.7	18.0		8.5	26.5
Non-Performing Loans	102.1		16.6		—	16.6	50.6		—	50.6

Total Credit Funds	454.1		(17.5)		111.6	94.1	301.1		217.7	518.8

Real Estate Funds:
CPI Other	10.8		4.0		0.4	4.4	10.4		4.7	15.1

Total Real Estate Funds	10.8		4.0		0.4	4.4	10.4		4.7	15.1

Total	$1,878.3	(1)	$400.7		$570.9	$971.6	$1,166.4		$1,035.0	$2,201.4

(1)	There was a corresponding profit sharing payable of $857.7 million as of December 31, 2012 that results in a net carried interest receivable amount of $1,020.6 million as of December 31, 2012. Included within profit sharing payable are contingent consideration obligations of $141.0 million.
(2)	See the table below summarizing the fair value gains on investments and income needed to reverse the general partner obligation to return previously distributed carried interest income.

The following table summarizes the fair value gains on investments and income to reverse the general partner obligation to return previously distributed carried interest income based on the current fair value of the underlying funds’ investments as of December 31, 2012:

Fund	General Partner Obligation(1)	Net Asset Value as of December 31, 2012	Fair Value Gain on Investments and Income to Reverse General Partner Obligation(2)
	(in millions)
SOMA	19.3	915.5	20.4

	$19.3	$915.5	$20.4

(1)	Based upon a hypothetical liquidation as of December 31, 2012, Apollo has recorded a general partner obligation to return previously distributed carried interest income, which represents amounts due to this fund. The actual determination and any required payment of a general partner obligation would not take place until the final disposition of the fund’s investments based on contractual termination of the fund.
(2)	The fair value gain on investments and income to reverse the general partner obligation is based on the life-to-date activity of the entire fund and assumes a hypothetical liquidation of the fund as of December 31, 2012.

APOLLO GLOBAL MANAGEMENT, LLC

SUPPLEMENTAL SHARE INFORMATION (UNAUDITED)

The table below presents Non-GAAP weighted average diluted shares outstanding for the three months and years ended December 31, 2012 and 2011:

	For the Three Months Ended December 31,		For the Year Ended December 30,
	2012	2011	2012	2011
Total GAAP Weighted Average Outstanding Class A Shares:
Basic	130,027,037	123,551,847	127,693,489	116,364,110
Non-GAAP Adjustments:
AOG Units	240,000,000	240,000,000	240,000,000	240,000,000
Vested RSUs(1)	18,244,210	15,745,423	18,531,106	15,448,023

Non-GAAP Weighted Average Diluted Shares Outstanding	388,271,247	379,297,270	386,224,595	371,812,133

(1)	Vested RSUs presented have not yet been issued in the form of Class A shares. As a result, the amount of Vested RSUs indicated has been excluded from the outstanding Class A share basic and diluted amounts.

The table below presents Non-GAAP diluted shares outstanding as of December 31, 2012 and 2011:

	As of December 31,
	2012	2011
Total GAAP Outstanding Class A Shares:
Basic	130,053,993	123,923,042
Non-GAAP Adjustments:
AOG Units	240,000,000	240,000,000
Vested RSUs(1)	22,512,930	20,240,008

Non-GAAP Diluted Shares Outstanding	392,566,923	384,163,050

(1)	Vested RSUs presented have not yet been issued in the form of Class A shares. As a result, the amount of Vested RSUs indicated has been excluded from the outstanding Class A share basic and diluted amounts.

Note:	In addition to fully diluted shares outstanding above, there were approximately 4.4 million and 5.6 million unvested RSUs that participate in distributions as of December 31, 2012 and 2011, respectively.

APOLLO GLOBAL MANAGEMENT, LLC

NON-GAAP FINANCIAL INFORMATION AND DEFINITIONS (UNAUDITED)

Non-GAAP Financial Information

Apollo discloses the following financial measures that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States of America (“Non-GAAP”):

•

Economic Net Income, or ENI, as well as ENI after taxes are key performance measures used by management in evaluating the performance of Apollo’s private equity, credit and real estate segments. Management also believes the components of ENI such as the amount of management fees, advisory and transaction fees and carried interest income are indicative of Apollo’s performance. Management uses these performance measures in making key operating decisions such as the following:

•	Decisions related to the allocation of resources such as staffing decisions including hiring and locations for deployment of the new hires;

•	Decisions related to capital deployment such as providing capital to facilitate growth for the business and/or to facilitate expansion into new businesses; and

•

Decisions related to expenses, such as determining annual discretionary bonuses and equity-based compensation awards to its employees. As it relates to compensation, management seeks to align the interests of certain professionals and selected other individuals with those of the investors in such funds and those of the Company’s shareholders by providing such individuals a profit sharing interest in the carried interest income earned in relation to the funds. To achieve that objective, a certain amount of compensation is based on the Company’s performance and growth for the year.

These measures of profitability have certain limitations in that they do not take into account certain items included under U.S. GAAP. ENI represents segment income (loss) attributable to Apollo Global Management, LLC, which excludes the impact of non-cash charges related to RSUs granted in connection with the 2007 private placement and amortization of AOG units, income tax expense, amortization of intangibles associated with the 2007 Reorganization as well as acquisitions and Non-Controlling Interests excluding the remaining interest held by certain individuals who receive an allocation of income from certain of our credit management companies. In addition, segment data excludes the assets, liabilities and operating results of the consolidated funds and VIEs that are included in the consolidated financial statements.

•

ENI After Taxes represents ENI adjusted to reflect Income tax provision on ENI that has been calculated assuming that all income is allocated to Apollo Global Management, LLC, which would occur following an exchange of all AOG units for Class A shares of Apollo Global Management, LLC. The assumptions and methodology impact the implied income tax provision which is consistent with those methodologies and assumptions used in calculating the income tax provision for Apollo’s consolidated statements of operations under U.S. GAAP. We believe this measure is more consistent with how we assess the performance of our segments which is described above in our definition of ENI.

•

ENI After Taxes per Share represents ENI After Taxes which is divided by Non-GAAP Weighted Average Diluted Shares Outstanding. We believe ENI After Taxes per Share provides useful information to shareholders because management uses ENI After Taxes per Share as the basis to derive our earnings available for the determination of distributions to Class A shareholders.

APOLLO GLOBAL MANAGEMENT, LLC

NON-GAAP FINANCIAL INFORMATION AND DEFINITIONS (UNAUDITED)

•

Non-GAAP Weighted Average Diluted Shares Outstanding is calculated using the GAAP Weighted Average Outstanding Class A Shares plus Non-GAAP adjustments assuming (i) the exchange of all of the AOG units for 240,000,000 Class A shares and (ii) the settlement of the weighted average vested RSUs in the form of Class A shares during the period. Management uses this measure in determining ENI After Taxes per Share described above.

•

Non-GAAP Diluted Shares Outstanding is calculated using the GAAP Outstanding Class A Shares plus Non-GAAP adjustments assuming (i) the exchange of all of the AOG units for 240,000,000 Class A shares and (ii) the settlement of the vested RSUs in the form of Class A shares during the period. Management uses this measure, taking into account the unvested RSUs that participate in distributions, in determining our Class A shares eligible for cash distributions.

Definitions

•

Assets Under Management, or AUM, refers to the investments we manage or with respect to which we have control, including capital we have the right to call from our investors pursuant to their capital commitments to various funds. Our AUM equals the sum of:

(i)	the fair value of our private equity investments plus the capital that we are entitled to call from our investors pursuant to the terms of their capital commitments plus non-recallable capital to the extent a fund is within the commitment period in which management fees are calculated based on total commitments to the fund;

(ii)	the net asset value, or “NAV,” of our credit funds, other than certain U.S performing and structured credit funds which are structured as CLOs (such as Artus, which we measure by using the mark-to-market value of the aggregate principal amount of the underlying CLO) or certain CLO and CDO credit funds that have a fee generating basis other than mark-to-market asset, plus used or available leverage and/or capital commitments;

(iii)	the gross asset values or net asset value of our real estate entities and the structured portfolio vehicle investments included within the funds we manage, which includes the leverage used by such structured portfolio vehicles;

(iv)	the incremental value associated with the reinsurance investments of the portfolio company assets that we manage; and

(v)	the fair value of any other investments that we manage plus unused credit facilities, including capital commitments for investments that may require pre-qualification before investment plus any other capital commitments available for investment that are not otherwise included in the clauses above.

APOLLO GLOBAL MANAGEMENT, LLC

NON-GAAP FINANCIAL INFORMATION AND DEFINITIONS (UNAUDITED)

Our AUM measure includes Assets Under Management for which we charge either no or nominal fees. Our definition of AUM is not based on any definition of Assets Under Management contained in our operating agreement or in any of our Apollo fund management agreements. We consider multiple factors for determining what should be included in our definition of AUM. Such factors include but are not limited to (1) our ability to influence the investment decisions for existing and available assets; (2) our ability to generate income from the underlying assets in our funds; and (3) the AUM measures that we use internally or believe are used by other investment managers. Given the differences in the investment strategies and structures among other alternative investment managers, our calculation of AUM may differ from the calculations employed by other investment managers and, as a result, this measure may not be directly comparable to similar measures presented by other investment managers.

We use AUM as a performance measurement of our investment activities, as well as to monitor fund size in relation to professional resource and infrastructure needs.

•

Fee-generating AUM consists of assets that we manage and on which we earn management fees or monitoring fees pursuant to management agreements on a basis that varies among the Apollo funds. Management fees are normally based on “net asset value,” “gross assets,” “adjusted par asset value,” “adjusted cost of all unrealized portfolio investments,” “capital commitments,” “adjusted assets,” “stockholders’ equity,” “invested capital” or “capital contributions,” each as defined in the applicable management agreement. Monitoring fees for AUM purposes are based on the total value of certain structured portfolio vehicle investments, which normally include leverage, less any portion of such total value that is already considered in fee-generating AUM.

We use fee-generating AUM as a performance measurement of our investment activities, as well as to monitor fund size in relation to professional resource and infrastructure needs.

•	Non-fee generating AUM consists of assets that do not produce management fees or monitoring fees. These assets generally consist of the following:

(i)	fair value above invested capital for those funds that earn management fees based on invested capital;

(ii)	net asset values related to general partner and co-investment ownership;

(iii)	unused credit facilities;

(iv)	available commitments on those funds that generate management fees on invested capital;

(v)	structured portfolio vehicle investments that do not generate monitoring fees; and

(vi)	the difference between gross assets and net asset value for those funds that earn management fees based on net asset value.

APOLLO GLOBAL MANAGEMENT, LLC

NON-GAAP FINANCIAL INFORMATION AND DEFINITIONS (UNAUDITED)

We use non-fee generating AUM combined with fee-generating AUM as a performance measurement of our investment activities, as well as to monitor fund size in relation to professional resource and infrastructure needs. Non-fee generating AUM includes assets on which we could earn carried interest income.

•

Private equity dollars invested is the aggregate amount of dollars invested by certain of Apollo’s private equity funds during a given period, which we believe is a useful supplemental measure because it provides shareholders with information about the capital deployed for investment opportunities in a given period.

•

Uncalled private equity commitments represents unfunded capital commitments that certain of Apollo’s private equity funds have received from its limited partners to contribute capital to fund future or current investments and expenses, which we believe is a useful supplemental measure because it provides shareholders with information about the unfunded capital commitments available to be deployed for future or current investments and expenses for our private equity funds.

•

“Gross IRR” of a fund represents the cumulative investment-related cash flows for all of the investors in the fund on the basis of the actual timing of investment inflows and outflows (for unrealized investments assuming disposition on December 31, 2012 or other date specified) aggregated on a gross basis quarterly, and the return is annualized and compounded before management fees, carried interest and certain other fund expenses (including interest incurred by the fund itself) and measures the returns on the fund’s investments as a whole without regard to whether all of the returns would, if distributed, be payable to the fund’s investors.

•

“Net IRR” of a fund means the Gross IRR applicable to all investors, including related parties which may not pay fees, net of management fees, organizational expenses, transaction costs, and certain other fund expenses (including interest incurred by the fund itself) and realized carried interest all offset to the extent of interest income, and measures returns based on amounts that, if distributed, would be paid to investors of the fund; to the extent that an Apollo private equity fund exceeds all requirements detailed within the applicable fund agreement, the estimated unrealized value is adjusted such that a percentage of up to 20.0% of the unrealized gain is allocated to the general partner, thereby reducing the balance attributable to fund investors.